EXECUTION VERSION

CREDIT AGREEMENT

dated as of

September 30, 2016

among

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

SUNTRUST BANK,
as Syndication Agent,

and

CITIBANK, N.A. and
ROYAL BANK OF CANADA,
as Co-Documentation Agents,

JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunner and Joint Lead Arranger

SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Bookrunner and Joint Lead Arranger

SCHEDULES:

Schedule 2.01 – Commitments
Schedule 3.07 – Borrower’s Subsidiaries
Schedule 6.01 -- Existing Debt
Schedule 6.02 -- Existing Liens
Schedule 6.06 -- Ceded Reinsurance
Schedule 6.10 -- Restrictive Agreements

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Borrowing Notice
Exhibit C-1 -- Form of Revolving Promissory Note
Exhibit C-2 -- Form of Term Promissory Note
Exhibit D -- Form of U.S. Tax Certificate
Exhibit E -- Form of Compliance Certificate

CREDIT AGREEMENT dated as of September 30, 2016, among AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, SUNTRUST BANK, as Syndication Agent and CITIBANK, N.A. and ROYAL BANK OF CANADA, as Co-Documentation Agents.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2013 Notes Debt” means Debt of $400,000,000 in aggregate principal amount outstanding issued under the 2013 Notes Documents.

“2013 Notes Documents” means the Indenture in respect of the 2013 Notes Debt dated as of April 22, 2004 by and between the Borrower and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of July 17, 2013 and the Second Supplemental Indenture dated as of July 17, 2013, the Borrower’s 6.625% Senior Notes Due 2021 issued thereunder (with Wells Fargo Bank, National Association acting as Trustee for the 2013 Notes Debt) and related agreements and other documents, as amended and supplemented from time to time pursuant to this Agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Consolidated Debt” means, as of any date, Consolidated Debt (of the type described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of “Debt”, but, as to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent) of the Borrower and its Subsidiaries, other than (i) Debt evidenced by Trust Preferred Securities Notes, but only to the extent that the aggregate unpaid principal balance of such Trust Preferred Securities Notes on such date does not exceed an amount equal to fifteen percent (15%) of Total Capitalization on such date (for the sake of clarity, with any portion of Debt evidenced by Trust Preferred Securities Notes that exceeds an amount equal to fifteen percent (15%) of Total Capitalization on such date being included in Debt for the purposes of this definition) and (ii) Subordinated Debt other than any Debt evidenced by Trust Preferred Securities Notes.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Total Capitalization” means, as of any date, an amount equal to Total Capitalization, plus Accumulated Other Comprehensive Loss, or minus Accumulated Other Comprehensive Income (as those terms are used under GAAP), as applicable, to the extent, if any, reflected as a component of Consolidated Net Worth as of such date.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 9.01(f).

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for deposits in Dollars for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any Business Day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB or the Adjusted LIBO Rate, respectively.

“American Equity Life” means American Equity Investment Life Insurance Company, an Iowa insurance company.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Insurance Code” means, as to any Insurance Subsidiary, the insurance code or other statute of any state where such Insurance Subsidiary is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time.  References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

“Applicable Insurance Regulatory Authority” means, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in the state in which such Insurance Subsidiary is domiciled.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.17 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the S&P Rating applicable on such date to the Index Debt:

Index Debt Ratings:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Level I Status	0.625%	1.625%	0.225%
Level II Status	0.750%	1.750%	0.275%
Level III Status	1.000%	2.000%	0.325%
Level IV Status	1.250%	2.250%	0.425%

For the purposes of this definition:

“Level I Status” exists at any date if, on such date, the Borrower’s S&P Rating is BBB or better.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower’s S&P Rating is BBB- or better.

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower’s S&P Rating is BB+ or better.

“Level IV Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, or Level III Status.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Index Debt.

“Status” means Level I Status, Level II Status, Level III Status, or Level IV Status.

For purposes of the foregoing, (i) if S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then S&P shall be deemed to have established a rating in Level IV, and (ii) if the ratings established or deemed to have been established by S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P), such change shall be effective as of the date on which it is first announced by S&P, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.02 or otherwise.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of S&P shall change, or if S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from S&P and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assumed Reinsurance” means reinsurance assumed by any Insurance Subsidiary from another Person (other than from another Insurance Subsidiary or Affiliate of the Borrower).

“Authorized Control Level Risk-Based Capital”, as of any date, has the meaning set forth on page 22, line 31, column 1 of the annual Statutory Statement most recently filed by American Equity Life and each other Insurance Subsidiary (or equivalent page, line, column or statement, to the extent that any thereof is modified or replaced).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.  For the avoidance of doubt, the Revolving Maturity Date of a Revolving Lender may be extended in accordance with Section 2.18.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Best” means A.M. Best Company, Inc. and its successors and assigns or, if it shall be dissolved or shall no longer assign ratings to insurance companies, then any other nationally recognized insurance statistical rating agency designated by the Administrative Agent.

“Blocked Person” has the meaning specified in Section 3.20.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means American Equity Investment Life Holding Company, an Iowa corporation.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person.  The amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capital Markets Transaction” means any issuance of debt securities by the Borrower or any of its Subsidiaries in a public offering or private placement or any incurrence of term loans by the Borrower or any of its Subsidiaries under syndicated credit facilities.

“Cash Equivalents” means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof; (b) investments in deposit accounts; (c) investments in demand deposits, overnight bank deposits, time deposits, eurodollar time deposits, certificates of deposit, money market deposits or bankers’ acceptances maturing within 365 days of the date of acquisition thereof issued by any Lender or a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and (x) whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act) or (y) the short term commercial paper of such bank or trust company or their respective parent companies is rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (d) repurchase obligations for underlying securities of the types described in clauses (a) through (c) above entered into with a Lender or a bank meeting the qualifications described in clause (c) above; (e) investments in commercial paper maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the times as of which any investment therein is made of “P-2” (or higher) by Moody’s or “A-2” (or higher) by S&P; (f) investments in securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof; (g) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P or A2 or better from Moody’s; (h)  instruments equivalent to those referred to in clauses (a) through (g) above denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Material Subsidiary organized in such jurisdiction; (i) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c) of this definition; (j) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (a) through (i) of this definition and (k) money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Borrower Act of 1940, as amended, (ii) are rated at the time of acquisition thereof “AAA” or the equivalent by a nationally recognized statistical rating organization and (iii) have portfolio assets of at least $5,000,000,000.

“CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

“Ceded Reinsurance” means risk that is ceded (whether by co-insurance, reinsurance or equivalent relationship otherwise named) by any Insurance Subsidiary to any other Person (other than to another Insurance Subsidiary or Affiliate of the Borrower), other than Surplus Relief Reinsurance.

“Change in Control” means the occurrence of any of the following:

(a)     at any time that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower;

(b)     the occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement or (ii) nominated or appointed by the Board of Directors of the Borrower;

(c)     the adoption or approval of a plan by the shareholders or directors of the Borrower for the liquidation or dissolution of the Borrower; or

(d)     the merger (other than a merger permitted under the provisions of Section 6.03) or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Borrower (determined on a Consolidated basis) to another Person, other than a merger or consolidation transaction in which holders of Equity Interests representing 100% of the ordinary voting power represented by the Equity Interests in the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the ordinary voting power represented by the Equity Interests in the surviving Person in such merger or consolidation transaction issued and outstanding immediately after such transaction and in substantially the same proportion as before the transaction.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Commitment.

“CMOs” means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

“Communications” has the meaning specified in Section 9.01(f).

“Consolidated” means the Borrower and its Subsidiaries, taken as a whole in accordance with GAAP.

“Consolidated Assets” means, as at the date of any determination, the net book value of all assets of the Borrower and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Liabilities” means, as at any date of determination, all liabilities of the Borrower and its Subsidiaries as of such date classified as liabilities in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Net Worth” means, as at any date of determination, the remainder of (a) all Consolidated Assets (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets after the date of this Agreement) as of such date, minus (b) all Consolidated Liabilities as of such date.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” means this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each promissory note, if any, delivered pursuant to Section 2.07(f) and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Subsidiary Guarantee and any certificate required to be delivered by the Borrower pursuant to Article II or Article V.

“Current Redeemable Equity” means any preferred stock or other Equity Interests, which in either case, is subject to mandatory redemption at any time prior to the first anniversary of the Latest Maturity Date (as it exists on any date of determination).

“Declining Lender” has the meaning specified in Section 2.18.

“Debt” of any Person means, without duplication:

(a)     all obligations of such Person for borrowed money,

(b)     all obligations of such Person evidenced by bonds, debentures, notes (with respect to the Borrower, including the Trust Preferred Securities Notes) or similar instruments,

(c)     all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d)     all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business),

(e)     all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed,

(f)     all Guarantees by such Person of Debt of others,

(g)     all Capital Lease Obligations of such Person,

(h)     all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business),

(i)     Current Redeemable Equity,

(j)     all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and

(k)     solely for purposes of Section 6.01 and the definition of “Material Debt”, obligations in respect of Hedging Agreements.

The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor pursuant to law or judicial holding as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor; provided, that Debt shall not include (i) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements or Retrocession Agreements entered into by, an Insurance Subsidiary in the ordinary course of its business, (ii) obligations with respect to Surplus Relief Reinsurance ceded by an Insurance Subsidiary, (iii) obligations in the ordinary course of business of such Person to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities or to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities, (iv) [reserved], (v) unspent cash deposits or securities held in escrow by or in favor of such Person, or in a segregated deposit or securities account, as applicable, controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties, (vi) any indebtedness under any overdraft or other cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (vi) except as provided in clause (g) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (vii) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, (viii) any customer deposits or advance payments received in the ordinary course of business, and (ix) the following obligations issued or undertaken in connection with a Statutory Reserve Financing: (A) Surplus Notes or other obligations of any Special Purpose Subsidiary of the Borrower (“Reserve Financing Notes”), (B) any securities backed by such Reserve Financing Notes by an entity formed in connection with a Statutory Reserve Financing, (C) letters of credit issued for the account of any Special Purpose Subsidiary of the Borrower, (D) reimbursement obligations of any Special Purpose Subsidiary, (E) any guarantees by the Borrower of the obligations described in (A), (B), (C) or (D) above, (F) reimbursement obligations of the Borrower or (G) capital maintenance or similar obligations of the Borrower in favor of any Special Purpose Subsidiary. The “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time will be the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three Business Days of the date such Loans were required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Trust Preferred Securities” means mandatorily redeemable preferred securities issued by any of the following Delaware business trusts that are Affiliates of the Borrower as of the Effective Date: American Equity Capital Trust II, American Equity Capital Trust III, American Equity Capital Trust IV, American Equity Capital Trust VII, American Equity Capital Trust VIII, American Equity Capital Trust IX, American Equity Capital Trust X, American Equity Capital Trust XI and American Equity Capital Trust XII.

“Electronic System” means any electronic system, including email, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effects of the environment on health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any Equity Rights in such Person; provided that any convertible securities issued by the Borrower shall be deemed not to be Equity Interests prior to their conversion to shares of common stock of the Borrower.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with the Borrower or its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Borrower or any of its Subsidiaries is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Borrower or any of its Subsidiaries is a member; and (d) with respect to the Borrower or its Subsidiaries, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Borrower or any of its Subsidiaries, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (e) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f)(i) of the Code; (f) the conditions exist for the imposition of a lien under Section 303(k) of ERISA; (g) a Plan is considered an “at risk” plan within the meaning of Section 430(i)(4) of the Code or Section 303 of ERISA; (h) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status, critical status or insolvent, within the meaning of Title IV of ERISA or in endangered status or critical status within the meaning of Section 305 of ERISA; (j) the failure by the Borrower, its Subsidiaries or their ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; or (k) the withdrawal by the Borrower, its Subsidiaries or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to the Borrower, its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Domestic Subsidiary, substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries, (c) any Subsidiary which is not a Material Subsidiary, (d) any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary, and (e) any Subsidiary that is not permitted by law or regulation to guarantee the obligations of the Borrower under the Credit Documents or that would be required to obtain governmental (including regulatory) consent, approval, license or authorization to guarantee such obligations (unless such consent, approval, license or authorization has been received).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extending Lender” has the meaning specified in Section 2.18.

“Facility” means each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Financial Officer” means the chief financial officer or vice president-controller of the Borrower.

“Fiscal Quarter” means a fiscal quarter of the Borrower.

“Fiscal Year” means a fiscal year of the Borrower.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (d) otherwise to assure the owner of such Debt of payment thereof; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, option derivative agreement or index option derivative agreement or other interest rate, currency exchange rate, commodity price, or option hedging agreement or index option hedging arrangement.

“Impacted Interest Period” has the meaning specified in the definition of LIBO Rate.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Subsidiary Guarantor (if any) under this Agreement or any other Credit Document, and (b) Other Taxes.

“Index Debt” means senior, unsecured, long-term debt of the Borrower without third-party credit enhancement.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender, (c) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or (d) the Borrower or its Affiliates.

“Insurance Subsidiary” means a Subsidiary that is a regulated insurance company.  As of the date of this Agreement, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company constitute the Insurance Subsidiaries.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” has the meaning specified in the definition of LIBO Rate.

“IRS” means the United States Internal Revenue Service.

“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Revolving Maturity Date or Term Maturity Date, as applicable, applicable to any such Loans or Commitments hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” means each of JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc. in its capacity as a joint lead arranger.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.06(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided further that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).  “Interpolated Rate” means, at any time, the rate per annum reasonably determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“License” has the meaning set forth in Section 3.05.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) any option to sell such asset (excluding, for the avoidance of doubt, any option issued in connection with securities held for investment) having the practical effect of any of the foregoing.

“Loan” means a Revolving Loan or a Term Loan, as applicable.

“Majority Facility Lenders” means with respect to any Facility, the Lenders who collectively hold more than 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Commitments, as the case may be, then outstanding under such Facility (or, in the case of the Revolving Facility, if the Revolving Commitments shall have been terminated, the Revolving Lenders who collectively hold more than 50% of the then outstanding principal amount of the Revolving Loans).  For purposes of calculating the "Majority Facility Lenders", the Term Loans, Revolving Commitments and Revolving Loans of any Defaulting Lender shall be deemed to be zero.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its payment obligations under any Credit Document or (c) the material rights of or remedies available to the Administrative Agent or any Lender under, or the validity or enforceability of, any Credit Document.

“Material Debt” means Debt (other than obligations in respect of the Loans) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $30,000,000.

“Material Insurance Subsidiary” means a Material Subsidiary that is also an Insurance Subsidiary.  As of the date of this Agreement, American Equity Investment Life Insurance Company constitutes the only Material Insurance Subsidiary.

“Material Subsidiary” means a Subsidiary that holds, directly or indirectly, more than 5% of the Consolidated assets of the Borrower and its Subsidiaries at such time or that accounts for more than 5% of the Consolidated revenues of the Borrower and its Subsidiaries at such time, in each instance determined in accordance with GAAP.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“NAIC Rules” means the rules and regulations of the NAIC.

“Net Available Proceeds” means, with respect to the sale or other disposition of any Equity Interests of the Borrower or a Material Subsidiary, the aggregate amount of all cash received by the Borrower and its Material Subsidiaries in respect of such sale or other disposition, net of reasonable expenses incurred by the Borrower and its Material Subsidiaries in connection therewith.

“Net Cash Proceeds” means, in connection with any Capital Markets Transaction, the cash proceeds received from such Capital Markets Transaction, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other similar payments, and other customary fees, commissions, premiums and expenses actually incurred in connection therewith.

“New Lenders” has the meaning set forth in Section 2.18.

“Non-Guarantor Subsidiary” means any Subsidiary which is not a Subsidiary Guarantor.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced this Agreement or any other Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.16(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.

“Permitted Bond Hedge” means any net-settled call options or capped call options referencing the Borrower’s common stock purchased by the Borrower in connection with the issuance of convertible or exchangeable debt securities by the Borrower to hedge the Borrower’s obligations to deliver common stock under such Debt, which call options are either “capped” or are purchased concurrently with the sale by the Borrower of a call option or options in respect of its common stock, in either case on terms that are customary for “call spread” transactions entered in connection with the issuance of convertible or exchangeable debt securities.

“Permitted Liens” means with respect to any Person:

(a)     Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

(b)     Liens imposed by law and landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, arising in the ordinary course of business of such Person;

(c)     (i) pledges and deposits made by such Person in the ordinary course of business in compliance with workers’ compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security, retirement benefits or similar laws or regulations (including deposits made in the ordinary course of business to cash collateralize letters of credit described in the parenthetical in clause (h) of the definition of “Debt”) and (ii) collateral consisting of Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(d)     deposits to secure the performance of bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person, surety and appeal bonds to which such Person is a party, performance bonds and other obligations of a like nature, and Liens imposed by statutory or common law relating to banker’s liens or rights of setoff or similar rights relating to deposit accounts, in each case in the ordinary course of business of such Person;

(e)     Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, any Insurance Subsidiary in the ordinary course of business;

(f)     deposits with Applicable Insurance Regulatory Authorities in the ordinary course of business of such Person;

(g)     Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Debt of such Person incurred pursuant to Section 6.01(a)(xvi) to finance the payment of premiums on the insurance policies subject to such Liens;

(h)     minor survey exceptions, encumbrances, ground leases, easements, zoning restrictions, rights-of-way, licenses, reservations, minor irregularities of title, rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions and similar encumbrances on real property imposed by law or arising in the ordinary course of business of such Person that do not secure any monetary obligation and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Material Subsidiary;

(i)     purported  Liens evidenced by the filing of Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and the Material Subsidiaries in the ordinary course of business;

(j)     Liens securing Hedging Agreements relating to Debt so long as the related Debt is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Agreement;

(k)     banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract;

(l)     good faith deposits as security for contested taxes or contested import customs duties or for the payment of rent or other obligations of a like nature, in each case incurred in the ordinary course of business of such Person;

(m)     any interest or title of a lessor under any operating lease; and

(n)     Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, any Insurance Subsidiary in the ordinary course of business;

provided that, except as provided in clause (c), above, the term “Permitted Liens” shall not include any Lien that secures Debt, or any obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA.

“Permitted Swap Obligations” means all obligations of the Borrower or any of its Subsidiaries existing or arising under Hedging Agreements; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited under this Agreement, and not for purposes of speculation or taking a “market view.”

“Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or non-approval), and (f) transactions in which a federal home loan mortgage bank (a “FHLMB”) makes loans to an Insurance Subsidiary that are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (except a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (i) in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 400l(a)(13) of ERISA or (ii) which is or was at any time within the preceding five years, sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any of its respective ERISA Affiliates or (iii) with respect to which the Borrower or any of its respective ERISA Affiliates has any actual or contingent liability.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public-Sider” means a Lender that has advised the Administrative Agent and the Borrower that it does not wish to receive material non-public information with respect to the Borrower or any of its Subsidiaries.

“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Register” has the meaning assigned to such term in Section 9.04.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinsurance Agreement” means any agreement, contract, treaty or other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Borrower and the Material Subsidiaries on the Effective Date and any reasonable extension or evolution of any of the forgoing.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, at least two Lenders who collectively hold more than 50% of the sum of (a) the then outstanding principal amount of the Term Loans and (b) the Revolving Commitments (or if the Revolving Commitments shall have been terminated, the then outstanding principal amount of the Revolving Loans).  For purposes of calculating the "Required Lenders", the Term Loans, Revolving Commitments and Revolving Loans of any Defaulting Lender shall be deemed to be zero.

“Responsible Officer” means any of the Chairman or Vice Chairman of the Board of Directors, the President, the Chief Financial Officer, the Chief Investment Officer, the Secretary or the Treasurer, in each case of the Borrower.

“Restricted Payment” means, without duplication, (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or with respect to any Trust Preferred Securities or (b) any payment (whether in cash, securities or other property) or incurrence of an obligation by the Borrower or any of its Subsidiaries, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in the Borrower or any Trust Preferred Securities.

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement (other than Surplus Relief Reinsurance) whereby any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes reinsurance to other insurers (other than to another Insurance Subsidiary or any of its Subsidiaries).

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Loans, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $150,000,000.

“Revolving Facility” has the meaning specified in the definition of Facility.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loan” means a Loan made by the Lenders to the Borrower pursuant to Section 2.01(a) hereof.

“Revolving Maturity Date” means September 30, 2021, as such date may be extended for any Lender pursuant to Section 2.18.

“Risk-Based Capital Ratio” means, as of the end of any Fiscal Quarter, the ratio of (a) Total Adjusted Capital as of such Fiscal Quarter-end to (b) an amount equal to (i) Authorized Control Level Risk-Based Capital (as prescribed or defined by the Applicable Insurance Regulatory Authority from time to time) as of such Fiscal Quarter-end, times (ii) two.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SAP” means, with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person from time to time, subject to the provisions of Section 1.04.

“S&P” means Standard & Poor’s Financial Services LLC and its successors and assigns or, if it shall be dissolved or shall no longer assign credit ratings to long term debt, then any other nationally recognized statistical rating agency designated by the Administrative Agent.

“Screen Rate” has the meaning specified in the definition of LIBO Rate.

“SEC” means the United States Securities and Exchange Commission.

“Special Purpose Subsidiary” means any Material Subsidiary formed solely to issue Surplus Notes or other obligations in connection with a Statutory Reserve Financing or enter into Reinsurance Agreements in connection with a Statutory Reserve Financing or enter into ancillary obligations in respect of the foregoing.

“Statutory Reserve Financing” means a transaction or series of transactions entered into primarily for the purpose of financing a portion of the statutory reserves required to be held by an Insurance Subsidiary, where the proceeds or funding obligations provided by the financing counterparty or counterparties in such transaction or transactions are not expected, as of the date such transaction or transactions are entered into, to be used or applied to pay insurance or reinsurance claims reasonably projected to be payable as of the date such transaction or transactions are entered into.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Statutory Statement” means, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and filed with the Applicable Insurance Regulatory Authority.

“Statutory Surplus” means, as at any date for any Insurance Subsidiary, the aggregate amount of surplus as regards policyholders (determined without duplication in accordance with SAP) of such Insurance Subsidiary, as set forth on page 3, line 38, of the most recent Statutory Statement of such Insurance Subsidiary (or equivalent page, line, or statement, to the extent that any thereof is modified or replaced).

“Subordinated Debt” means the Debt of the Borrower evidenced by the Trust Preferred Securities Notes and any other Debt of the Borrower (a) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is twelve months after the Latest Maturity Date (as it exists or any date of determination) and (b) that has been subordinated to the Loans and other obligations of the Borrower under the Credit Documents in right and time of payment upon terms that are satisfactory to the Required Lenders, which terms may, in the Required Lenders’ determination, include limitations or restrictions on the right of the holder of such Debt to receive payments and exercise remedies.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity of which securities or other ownership interests (A) representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership voting interests or (B) otherwise having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are, as of such date, owned, controlled or held as of such date by the parent and/or one or more of its subsidiaries, but excluding any such entity that is required to be consolidated under GAAP solely by reason of ASC 810.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantee” means a written guarantee agreement in a form reasonably agreed by the Administrative Agent and the Borrower from a Subsidiary of the Borrower guaranteeing payment of the obligations of the Borrower under the Credit Documents.

“Subsidiary Guarantor” means any Subsidiary which executes and delivers a Subsidiary Guarantee.

“Surplus Note” means a promissory note executed by an Insurance Subsidiary of the type generally described in the insurance industry as a “surplus note,” the principal amount of which an insurance regulator permits the issuer to record as an addition to capital and surplus rather than as a liability in accordance with SAP.

“Surplus Relief Reinsurance” means any transaction in which any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes risk relating to its annuity business under a reinsurance agreement that would be considered a “financing-type” reinsurance agreement as determined in accordance with GAAP.

“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing; provided that, for the avoidance of doubt, “Swap Contracts” shall not include any Permitted Bond Hedges.

“Tax Sharing Agreement” means the consolidated income tax agreement, dated April 11, 2011, among the Borrower and certain of its Subsidiaries as in effect on the Effective Date or as thereafter amended in any manner, that, taken as a whole, is not more disadvantageous to the Lenders in any material respect than any such agreement as it was in effect on the Effective Date, it being understood that, any amendment the purpose of which is to add Subsidiaries of the Borrower as parties to such agreement shall not be to be more disadvantageous to the Lenders solely by virtue of adding such Subsidiaries as parties.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Term Loans, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Commitments is $100,000,000.

“Term Facility” has the meaning specified in the definition of Facility.

“Term Lender” means each Lender that has a Term Commitment or that holds Term Loans.

“Term Loan” means a Loan made by the Lenders to the Borrower pursuant to Section 2.01(b) hereof.

“Term Maturity Date” means September 30, 2019.

“Total Adjusted Capital” as of any date, has the meaning set forth on page 22, line 30, column 1 of the annual Statutory Statement most recently filed by American Equity Life and each other Insurance Subsidiary (or, the equivalent page, line, column or statement, to the extent that any thereof is modified or replaced).

“Total Capitalization” means, as of any date, the aggregate of, without duplication, (a) Consolidated Debt of the Borrower, of the type described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of Debt (but with respect to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent on such date), and (b) Consolidated Net Worth of the Borrower, on such date.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof.

“Trust Preferred Securities” means mandatorily redeemable preferred securities issued by one or more Delaware business trusts that are Affiliates of the Borrower (including Effective Date Trust Preferred Securities), to which trusts the Borrower has issued Trust Preferred Securities Notes, provided, that no such preferred securities shall be mandatorily redeemable earlier than November 22, 2018.

“Trust Preferred Securities Notes” means (a) the unsecured junior subordinated deferrable interest notes issued by the Borrower to evidence loans made to the Borrower by the issuers of the Trust Preferred Securities from the proceeds of the sale of such Trust Preferred Securities under and pursuant to any of the Effective Date Trust Preferred Securities and (b) any subsequent unsecured junior subordinated deferrable interest notes issued by the Borrower to evidence loans made to the Borrower by the issuers of the Trust Preferred Securities from the proceeds of the sale of such Trust Preferred Securities, which notes are governed by indentures in all material respects equivalent (other than the face amount of such debentures) to that certain Junior Subordinated Indenture dated June 15, 2005 between the Borrower and JPMorgan Chase Bank, N.A., as trustee.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Person” means a “United States” person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(D).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Wholly-Owned Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower, any Subsidiary Guarantor and the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other withholding agent, if applicable.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.     Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03.     Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.     Accounting Terms. All financial statements required to be delivered to the Administrative Agent hereunder shall be prepared in accordance with accounting principles or with statutory accounting practices applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent hereunder (except as otherwise disclosed in such financial statements) (which, prior to the delivery of the first financial statements under Section 5.01 hereof, shall mean the audited, or annual statutory, financial statements as at December 31, 2015 referred to in Section 3.04 hereof).  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with, and all financial computations made pursuant to Sections 6.11, 6.12 and 6.14 shall be made pursuant to, GAAP, SAP or the NAIC Rules, as applicable, in each case as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provisions hereof to eliminate the effect of any change occurring after the date hereof in GAAP, SAP or the NAIC Rules, as applicable, or in the application thereof on the operation of such provisions (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provisions hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, SAP or the NAIC Rules, as applicable, or the application thereof, then such provisions shall be interpreted on the basis of GAAP, SAP or the NAIC Rules, as applicable, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provisions amended in accordance herewith.  Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under accounting principles permitting a Person to value its financial liabilities or Debt at the fair value thereof.

Notwithstanding the foregoing provisions of this Section 1.04 all calculations, ratios and computations with respect to leases existing as of the date hereof and entered into from time to time hereafter may, at the option of the Borrower, continue to be calculated, classified and accounted for in conformity with GAAP as in effect as of the Effective Time; provided however, that the Borrower may elect, with notice to Administrative Agent, to treat operating leases as capital leases in accordance with GAAP as in effect from time to time and, upon such election, and upon any subsequent change to GAAP therefor, the parties will enter into negotiations in good faith in an effort to preserve the original intent of the financial covenants set forth herein.

ARTICLE II

The Credits

SECTION 2.01.     Commitments.

(a)     Revolving Loans.  Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Loans exceeding such Lender’s Revolving Commitment or (b) the sum of the total Revolving Loans exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)     Term Loans.  Subject to the terms and conditions set forth herein each Term Lender severally agrees to make an advance in Dollars to the Borrower on the Effective Date in a principal amount equal to its Term Commitment.  Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

SECTION 2.02.     Loans and Borrowings.

(a)     Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)     Subject to Section 2.11, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)     At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.

(d)     Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Maturity Date, as applicable.

SECTION 2.03.     Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall be in the form of Exhibit B and shall specify the following information in compliance with Section 2.02:

(i)     whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

(ii)     the aggregate amount of the requested Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)     in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.     Funding of Borrowings.

(a)     Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders.  The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(b)     Each Term Lender shall make the Term Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Term Lenders.  The Administrative Agent will make such Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(c)     Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) or (b), as applicable, of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.05.     Interest Elections.

(a)     Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  Subject to the requirements of Section 2.02(c), the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)     To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)     Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)     Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)     If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative

Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06.     Termination and Reduction of Commitments; Increase of Commitments.

(a)     Unless previously terminated, (i) the Term Commitments shall terminate when Term Loans pursuant thereto are made and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)     The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.08(a), the sum of the Revolving Loans then outstanding would exceed the total Revolving Commitments.

(c)     The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Subject to clause (d) below, any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

(d)     The Borrower may, from time to time, on up to three occasions, at its option, seek to increase the total Revolving Commitments by up to an aggregate amount of $50,000,000 (resulting in maximum total Revolving Commitments of $200,000,000) upon at least 30 days’ prior written notice to the Administrative Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default has occurred and is continuing.  After delivery of such notice, the Administrative Agent or the Borrower, in consultation with the Administrative Agent, may offer the increase (which may be declined by any Revolving Lender in its sole discretion) in the total Revolving Commitments on either a ratable basis to the Revolving Lenders or on a non-pro-rata basis to one or more Revolving Lenders and/or to other Revolving Lenders or entities reasonably acceptable to the Administrative Agent and the Borrower.  In addition to the foregoing, to the extent that the Borrower has elected to permanently reduce the Revolving Commitments, the Borrower may, from time to time, increase any portion of any Revolving Lender’s Revolving Commitment, with such Revolving Lender’s consent (or obtain the Revolving Commitments of other

Revolving Lenders or entities reasonably acceptable to the Borrower and the Administrative Agent), in an amount up to the amount by which the Revolving Commitments have been so reduced as long as the total Revolving Commitments shall not exceed $200,000,000 after giving effect to such increases.  Any increase in Revolving Commitments pursuant to this paragraph (d) shall require the consent of only the Borrower, the Administrative Agent and the Revolving Lenders or other entities providing such increase.  No increase in the total Revolving Commitments shall become effective until the existing or new Revolving Lenders extending such incremental Revolving Commitment amount and the Borrower shall have delivered to the Administrative Agent a document in form reasonably satisfactory to the Administrative Agent (which shall include the Borrower’s representation that the conditions set forth in Section 4.02 are then satisfied) pursuant to which any such existing Revolving Lender states the amount of its Revolving Commitment increase, any such new Revolving Lender states its Revolving Commitment amount and agrees to assume and accept the obligations and rights of a Revolving Lender hereunder and the Borrower accepts such incremental Revolving Commitments.  Upon the effectiveness of any increase in the total Revolving Commitments pursuant hereto, each Revolving Lender (new or existing) with an increased or new Revolving Commitment shall be deemed to have accepted an assignment from the existing Revolving Lenders, and the existing Revolving Lenders shall be deemed to have made an assignment to each new or existing Revolving Lender accepting a new or increased Revolving Commitment, of a ratable interest in each then outstanding Revolving Loan (in each case, on the terms and conditions set forth in the Assignment and Assumption or as directed by the Administrative Agent).  Assignments pursuant to the preceding sentence shall be made in exchange for, and substantially contemporaneously with the payment to the assigning Revolving Lenders of, the principal amount assigned plus accrued and unpaid interest and commitment fees, in each case, as directed by the Administrative Agent.  Payments received by assigning Revolving Lenders pursuant to this Section in respect of the principal amount of any Eurodollar Loan shall, for purposes of Section 2.13, be deemed prepayments of such Revolving Loan.  Any increase of the total Revolving Commitments pursuant to this Section shall be subject to receipt by the Administrative Agent from the Borrower of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request.

SECTION 2.07.     Repayment of Loans; Evidence of Debt.

(a)     The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date.

(b)     The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan on the Term Maturity Date.

(c)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)     The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)     The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)     Any Lender may request that Loans made by it be evidenced by a promissory note in the form of Exhibit C-1 or Exhibit C-2, as applicable, hereto.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.08.     Prepayment of Loans.

(a)     Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, upon notice to the Administrative Agent by telephone (confirmed by telecopy, electronic transmission or other writing approved by the Administrative Agent) of such prepayment (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or event does not occur. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and, if applicable, amounts owed pursuant to Section 2.13, if any.

(b)     Mandatory Prepayments.  If the Borrower or any of its Subsidiaries

consummates any Capital Markets Transaction which results in the receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds with respect thereto, the Borrower shall prepay (or cause to be prepaid) on such date Term Loans in an amount equal to the lesser of (i) the amount of such Net Cash Proceeds and (ii) the amount of Term Loans then outstanding.  The application of any prepayment pursuant to this Section 2.08(b) shall be made first, to ABR Loans and, second, to Eurodollar Loans.  Each prepayment of the Term Loans under this Section 2.08(b) (except in the case of ABR Loans) shall be accompanied by accrued  interest to the extent required by Section 2.10, if any, to the date of such prepayment on the amount prepaid.  If at any time the aggregate Revolving Loans of the Revolving Lenders exceeds the aggregate Revolving Commitments of the Revolving Lenders, the Borrower shall immediately prepay the Revolving Loans in the amount of such excess.

SECTION 2.09.     Fees.

(a)     The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the difference between the Revolving Commitment of such Revolving Lender and the outstanding principal balance of the Revolving Loans of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)     The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)     The Borrower agrees to pay to SunTrust Bank, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower, SunTrust Robinson Humphrey, Inc. and SunTrust Bank.

(d)     All commitment fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Revolving Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.10.     Interest.

(a)     The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)     The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)     Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)     Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)     All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11.     Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)     the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)     the Administrative Agent is advised by the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing under the relevant Facility to, or continuation of any Borrowing under the relevant Facility as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing under the relevant Facility, such Borrowing shall be made as an ABR Borrowing;

provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.12.     Increased Costs.

(a)     If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement or insurance charge against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)     impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender; or

(iii)     subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Recipient or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will from time to time, upon demand by such Lender, pay to the Administrative Agent for the account of such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs incurred or reduction suffered.

(b)     If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will, upon demand by such Lender, pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Lender shall only be entitled to seek such additional amounts under this paragraph (b) if such Lender is then generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities having comparable reimbursement provisions.

(c)     A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower along with the demand for payment referred to in paragraphs (a) and (b) above and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)     Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13.     Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(a) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of the Applicable Rate for Eurodollar Loans).  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14.     Taxes.

(a) Each payment by or on account of any obligation of the Borrower or any Subsidiary Guarantor (if any) under this Agreement or any other Credit Document shall be made without deduction or withholding for any Taxes, unless such withholding is required by any law.  If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by the Borrower or the applicable Subsidiary Guarantor shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding applicable to additional amounts payable under this Section 2.14), the applicable Recipient receives the amount it would have received had no such deduction or withholding been made.

(b)     The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)     As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the applicable Withholding Agent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)     The Borrower indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement or any other Credit Document (including amounts paid or payable under this Section 2.14(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.14(d) shall be paid within 10 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)     Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.14(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)     Status of Lenders.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding (including backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)     in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed originals of IRS Form W-8ECI;

(C)     in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section

881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable); or

(D)     to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)     If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts paid pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h)     Each party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.

SECTION 2.15.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)     The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)     If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)     If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans hereunder resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans hereunder and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans hereunder of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans hereunder; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans hereunder to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)     Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)     If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.16.     Mitigation Obligations; Replacement of Lenders.

(a)     If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)     If (i) any Lender requests compensation under Section 2.12 hereof, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 hereof, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender shall fail to consent to a departure or waiver of any provision of the Credit Documents or fail to agree to any amendment thereto, which waiver, consent or amendment requires the consent of all Lenders or of all Lenders directly affected thereby and has been consented to by the Required Lenders or (v) any Lender becomes a Declining Lender in accordance with Section 2.18, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 hereof, with the Borrower obligated to pay any applicable processing and recordation fee), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); provided however, that in the case of the Borrower’s replacement of a Defaulting Lender for failure to fund Loans hereunder, the assignee or the Borrower, as the case may be, shall hold back from such amounts payable to such Lender and pay directly to the Administrative Agent, any payments due to the Administrative Agent or the non-Defaulting Lenders by the Defaulting Lender under this Agreement, (C) in the case of any such assignment resulting from a claim for compensation under Section 2.12 hereof or payments required to be made pursuant to Section 2.14 hereof, such assignment will result in a reduction in such compensation or payments, and (D) in the case of clause (iv) above, the applicable Assignee shall have agreed to the applicable departure, waiver or amendment of the Credit Documents.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.17.     Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)     fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.09(a); and

(b)     the Revolving Commitment, outstanding principal amount of Revolving Loans of such Defaulting Lender and the outstanding principal amount of Term Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Majority Facility Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, and provided further, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender made pursuant to clause (i), (ii) or (iii) of the first proviso to Section 9.02(b) (but, in respect of such clauses (ii) and (iii), only to the extent relating to principal or interest) shall also require the consent of any such Lender which has become a Defaulting Lender.

SECTION 2.18.     Extension of Revolving Loans.  The Borrower may request that the final maturity date of Revolving Commitments be extended for an additional one year period by providing notice (in consultation with the Administrative Agent) of such request and the due date for Revolving Lender responses to the Administrative Agent no later than 30 days prior to the then-existing Revolving Maturity Date or such fewer number of days as agreed by the Borrower and the Administrative Agent.  If a Revolving Lender agrees, in its individual and sole discretion, to extend its Revolving Commitment (an “Extending Lender”), it will notify the Administrative Agent in writing of its decision to do so no later than the due date for Revolving Lender responses specified by the Borrower in accordance with the prior sentence.  The Extending Lenders’ Revolving Commitments will be renewed for an additional one year from the then existing Revolving Maturity Date and such extended Revolving Maturity Date shall become the Revolving Maturity Date (except as otherwise provided in this Section 2.18 as to Declining Lenders); provided that (a) more than 50% of the total Revolving Commitments are extended or otherwise committed to by Extending Lenders and any new Revolving Lenders, (b) all representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except any representations and warranties which are explicitly stated as having been made as of a specific date, which representations and warranties shall be true and correct in all material respects on and as of such date, and (c) no Default or Event of Default exists.  Any Revolving Lender that declines or does not respond to the Borrower’s request for commitment renewal (a “Declining Lender”) will have its Revolving Commitment terminated on the earlier of (A) the then existing Revolving Maturity Date (without regard to any renewals by other Revolving Lenders) and (B) the date such Declining Lender is replaced in accordance with Section 2.16, and at such time the Borrower shall repay all Revolving Loans and other amounts owing to such Declining Lender.  The Borrower will have the right to accept commitments from third party financial institutions subject to the consent of the Administrative Agent (such consent of the Administrative Agent not to be unreasonably withheld) (“New Lenders”) in an amount up to the amount of the Revolving Commitments of any Declining Lenders, provided that the Extending Lenders will have the right to increase their Revolving Commitments up to the amount of the Declining Lenders’ Revolving Commitments before the Borrower will be permitted to substitute any other financial institutions for the Declining Lenders.  The Borrower may only so extend the Revolving Maturity Date once.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01.     Organization; Powers.  The Borrower and each of its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.     Authorization; Enforceability.  The execution, delivery and performance of this Agreement by the Borrower are within its corporate powers and have been duly authorized by all necessary corporate action and, if required, stockholder or equity holder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Credit Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.     Governmental Approvals; No Conflicts.  The execution, delivery and performance of this Agreement (a) do not require any material consent or approval of, registration or filing with, or other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate the articles of incorporation, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate any applicable law or regulation or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its properties, or give rise to a right thereunder to require the Borrower to make any payment, where such violation, default or payment reasonably can be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any property of the Borrower.

SECTION 3.04.     Financial Statements; No Material Adverse Change.

(a)     The Borrower has heretofore furnished to the Lenders (i) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2015 and the related Consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by KPMG LLP, independent public accountants, and (ii) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of [June 30], 2016 and the related Consolidated statements of income and cash flows for the Fiscal Quarter then ended and for the portion of the Fiscal Year then ended, all certified by a Financial Officer of the Borrower.  Such financial statements present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as of such dates and its Consolidated results of operations and cash flows for such periods in accordance with GAAP, subject to the absence of footnotes and year-end audit adjustments in the case of the statements referred to in clause (ii) above.  None of the Borrower or any of its Material Subsidiaries has on the date hereof any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates.

(b)     Since December 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)     The Borrower has heretofore furnished to each of the Lenders the annual Statutory Statement of each Insurance Subsidiary for the fiscal year ended December 31, 2015, and the quarterly Statutory Statement of each Insurance Subsidiary for the partial year ended [June 30], 2016, in each case as filed with the Applicable Insurance Regulatory Authority.  All such Statutory Statements present fairly in all material respects the financial condition of each Insurance Subsidiary as at, and the results of operations for, the fiscal year ended December 31, 2015 and the partial year ended [June 30], 2016, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

SECTION 3.05.     Insurance Licenses.  Schedule T to the most recent annual Statutory Statement of each Insurance Subsidiary lists, as of the Effective Date, all of the jurisdictions in which such Insurance Subsidiary holds active licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business or to act as an insurance agent or broker (collectively, the “Licenses”). Each Insurance Subsidiary is in compliance in all material respects with each License held by it. No License (to the extent material) is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the knowledge of the Borrower, no such suspension or revocation has been threatened by any Applicable Insurance Regulatory Authority except in any such case where such proceedings would not have a Material Adverse Effect.

SECTION 3.06.     Properties.

(a)     Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)     Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business.

SECTION 3.07.     Borrower’s Subsidiaries.  As of the Effective Date, the Borrower has no Subsidiaries, other than those set forth on Schedule 3.07.  Schedule 3.07 accurately identifies the jurisdiction under the laws of which each such Subsidiary is formed and whether such Subsidiary is or is not, as the case may be, a Material Subsidiary as of the Effective Date.

SECTION 3.08.     Litigation.  There is no action, suit, arbitration proceeding or other proceeding, inquiry or investigation, at law or in equity, before or by any arbitrator or Governmental Authority pending against the Borrower or any Subsidiary or of which the Borrower or any Subsidiary has otherwise received notice or which, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary (i) as to which, but after giving effect to any applicable insurance claim reserve, there is a reasonable possibility of an unfavorable decision, ruling or finding which would reasonably be expected to result in a Material Adverse Effect or (ii) that purports to affect or pertain to any of the Credit Documents or the transactions contemplated thereby.

SECTION 3.09.     Compliance with Laws and Agreements.  The Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including (i) all Environmental Laws, (ii) ERISA, (iii) applicable laws, regulations and orders dealing with intellectual property, and (iv) the Fair Labor Standards Act and other applicable law dealing with such matters) and all indentures, agreements and other instruments binding on it or its property, except where failures to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.10.     Investment Company Status.  Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended.

SECTION 3.11.     Taxes.  The Borrower and its Subsidiaries are members of an affiliated group of corporations filing Consolidated returns for federal income tax purposes, of which the Borrower is the “common parent” (within the meaning of Section 1504 of the Code) of such group.  The Borrower and its Material Subsidiaries have filed all federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due and payable pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.  The charges, accruals and reserves on the books of the Borrower and its Material Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.  The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign taxes or other impositions.

SECTION 3.12.     [Reserved].

SECTION 3.13.     Environmental Matters.  Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.  Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

SECTION 3.14.     [Reserved].

SECTION 3.15.     [Reserved].

SECTION 3.16.     ERISA.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) no ERISA Event has occurred or is reasonably expected to occur; (b) no liability to the PBGC (other than required premium payments) under Title IV of ERISA has been or is expected to be incurred by the Borrower or any of its ERISA Affiliates; (c) the present value of all accumulated benefit obligations under each Plan, did not, as of the close of its most recent plan year, exceed the fair market value of the assets of such Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder); and (d) the present value of all accumulated benefit obligations of all underfunded Plans did not, as of the close of the most recent plan year applicable to such Plans, exceed the fair market value of the assets of all such underfunded Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).

SECTION 3.17.     Regulation U.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

SECTION 3.18.     Disclosure. All of the written reports, financial statements, certificates and other written information (other than projected financial information) that have been made available by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document or delivered hereunder or thereunder, taken as a whole, as of the date furnished, are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

SECTION 3.19.     [Reserved].

SECTION 3.20.     Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, their respective agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing, use of proceeds thereof or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.21.     EEA Financial Institutions.  Neither the Borrower, nor any Subsidiary Guarantor is an EEA Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01.     Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)     The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)     The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) in-house counsel of the Borrower and (ii) Skadden Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower, which opinions shall cover such matters relating to the Borrower, this Agreement, the other Credit Documents and the Transactions and otherwise shall be in such form and substance, as the Administrative Agent may reasonably request.  The Borrower hereby requests each such counsel to deliver such opinions.

(c)     The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization for and the validity of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Credit Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)     The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of

the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)     The Administrative Agent, the Lenders and the Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Credit Documents.

(f)     All consents and approvals (including consents and approvals required for insurance and regulatory compliance) required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained and be in full force and effect, except where failure to obtain such approval or consent would not have a Material Adverse Effect.

(g)     The Administrative Agent and the Lenders shall have received from the Borrower such other certificates and other documents as the Administrative Agent or any Lender may reasonably have requested, including the promissory note complying with Section 2.07(f) of any Lender requesting such promissory note.

(h)     The Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Credit Agreement among the Borrower, various lender parties thereto, and JPMorgan Chase Bank, National Association, as administrative agent, dated as of November 22, 2013, as thereafter amended or supplemented, shall have been terminated and that all of the respective Debt and other obligations of the Borrower and its Subsidiaries thereunder shall have been paid and satisfied in full.

(i)     The Administrative Agent and the Lenders shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested by the Administrative Agent or any Lender in writing at least ten Business Days prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 31, 2016 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.     Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)     The representations and warranties of the Borrower set forth in this Agreement and the other Credit Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Borrowing, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(b)     At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent obligations not yet due and payable), the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.     Financial Statements; and Other Information.  The Borrower shall furnish to the Administrative Agent (for delivery to each Lender):

(a)     as soon as available and in any event within 100 days after the end of each Fiscal Year, its audited Consolidated balance sheet as of the end of such Fiscal Year and the related Consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without qualification or exception (provided that a qualification or exception may be included in any such audit report for a period ending within the 12 month period preceding the scheduled Latest Maturity Date of this Agreement to the extent that such qualification or exception is solely the result of the obligations under this Agreement being reported as short term indebtedness) and without any qualification or exception as to the scope of such audit) as presenting fairly in all material respects the Consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP;

(b)     as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its Consolidated balance sheet as of the end of such Fiscal Quarter, the related Consolidated statements of income for such Fiscal Quarter and for the then elapsed portion of such Fiscal Year, and the related Consolidated statements of cash flows for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial

Officer as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP;

(c)     The Borrower hereby acknowledges that the Administrative Agent will make the financial statements to be provided under Section 5.01(a) and (b) above, along with this Agreement (excluding the schedules and exhibits attached hereto), available to Public-Siders;

(d)     concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit E (i) certifying as to whether a Default has occurred and is continuing  as of the date of such certificate and, if such a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11, 6.12 and 6.14;

(e)     concurrently with each delivery of financial statements under clause (a) above, a certificate of a Financial Officer identifying any Subsidiary that has been formed or acquired during the Fiscal Year covered by such financial statements;

(f)     promptly after the same become publicly available, copies of all periodic and other material reports and proxy statements filed by the Borrower or any Material Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC;

(g)     promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries, or compliance with the terms of any Credit Document, as the Administrative Agent or any Lender may reasonably request; and

(h)     promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that the Borrower, its Subsidiaries or their ERISA Affiliates may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA provided to or received by any of the Borrower, its Subsidiaries or their ERISA Affiliates with respect to any Plan; provided, that if the Borrower, its Subsidiaries or their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, the Borrower, its Subsidiaries or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

provided, that any information or document that is required to be furnished by this Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to be furnished on the earlier of (i) the date on which such documents have been posted on the Borrower's website or on the SEC's website or (ii) the date on which such documents are posted on the Borrower's behalf on an Electronic System to which each of the Administrative Agent and each Lender has access.

SECTION 5.02.     Notices of Material Events.  The Borrower shall furnish to the Administrative Agent prompt written notice of the following upon a Responsible Officer obtaining knowledge:

(a)     the occurrence of any Default;

(b)     the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority or Applicable Insurance Regulatory Authority against or affecting the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except any such legal or other proceedings that could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect;

(c)     (i) as soon as possible upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrower or any of its respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the United States Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon the Administrative Agent’s request, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of their respective ERISA Affiliates with the IRS with respect to each Plan; (2) all notices received by the Borrower or any of its respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and three copies of such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

(d)     the occurrence of any downgrade in the Borrower’s S&P Rating;

(e)     any actual or proposed change in any Applicable Insurance Code that could reasonably be expected to have a Material Adverse Effect; and

(f)     any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.     Insurance Subsidiary Reporting.  The Borrower shall furnish to the Administrative Agent copies of the following:

(a)     promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Material Insurance Subsidiary, the quarterly Statutory Statement of such Material Insurance Subsidiary for such quarterly fiscal period, together with the opinion thereon of a senior financial officer of such Material Insurance Subsidiary stating that such Statutory Statement presents the financial condition of such Material Insurance Subsidiary for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;

(b)     promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 100 days after the end of each fiscal year of each Material Insurance Subsidiary, the annual Statutory Statement of such Material Insurance Subsidiary for the recently completed fiscal year, together with (i) the opinion thereon of a senior financial officer of such Material Insurance Subsidiary stating that said annual Statutory Statement presents the financial condition of such Material Insurance Subsidiary for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and (ii) a copy of the “Statement of Actuarial Opinion” for such Material Insurance Subsidiary which is provided to the Applicable Insurance Regulatory Authority (or equivalent information should such Applicable Insurance Regulatory Authority no longer require such a statement), which statement shall be in the format prescribed by the Applicable Insurance Code of the state of domicile of such Material Insurance Subsidiary;

(c)     within 180 days after the end of each fiscal year of each Material Insurance Subsidiary, the report of KPMG LLP (or other independent certified public accountants of recognized national standing) on the annual Statutory Statements delivered pursuant to clause (b), above;

(d)     promptly after any Material Insurance Subsidiary receives the results of an examination of the financial condition and operations of such Insurance Subsidiary or any of its Material Subsidiaries by the insurance department of such Insurance Subsidiary’s state of domicile, a copy thereof;

(e)     promptly following the delivery or receipt by the Borrower or any of its Material Insurance Subsidiaries of any correspondence, written notice or report to or from any Applicable Insurance Regulatory Authority that relates, to any material extent, to the financial viability of any of its Material Subsidiaries, a copy thereof; and

(f)     within five Business Days after receipt, written notice from any Applicable Insurance Regulatory Authority of any threatened or actual proceeding for suspension or revocation of any material License of any Insurance Subsidiary or any similar proceeding with respect to any such material License.

SECTION 5.04.     Existence; Conduct of Business.  Except as otherwise permitted under Section 6.03, the Borrower shall, and shall cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, which if not so preserved, maintained or kept could reasonably be expected to result in a Material Adverse Effect; provided that the Borrower shall maintain its legal existence.

SECTION 5.05.     Payment of Taxes.  The Borrower shall, and shall cause each of its Material Subsidiaries to, pay all of its Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.     Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07.     Insurance.  The Borrower shall keep itself and all of its insurable properties, and shall cause each Material Subsidiary to keep itself and all of its insurable properties, insured at all times to such extent, by such insurers, and against such hazards and liabilities as is customarily carried by prudent businesses of like size and enterprise; and promptly upon the Administrative Agent’s written request upon and during the continuance of an Event of Default, the Borrower shall furnish to the Administrative Agent such information about any such insurance as the Administrative Agent may from time to time reasonably request; provided that, nothing in this Section 5.07 shall be deemed to require any of the Borrower’s Material Subsidiaries to enter into any Reinsurance Agreement and provided, further, that the Borrower and its Material Subsidiaries may self-insure against such hazards and risks, and in such amounts as is customary for corporations of a similar size and in similar lines of business.

SECTION 5.08.     Proper Records; Rights to Inspect.  The Borrower shall, and shall cause each of its Material Subsidiaries to, keep proper books of record and accounts to allow the Borrower and its Material Subsidiaries to prepare their financial statements in accordance with GAAP or statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority.  The Borrower shall, and shall cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, directors and employees, all at such reasonable times and as often as reasonably requested, but, other than in exigent circumstances, taking into account periodic accounting and regulatory compliance demands on the Borrower and its Subsidiaries.

SECTION 5.09.     Compliance with Laws.

(a)     The Borrower shall, and shall cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws and ERISA and the respective rules and regulations thereunder) applicable to it or its property, other than such laws, rules or regulations (a) the validity or applicability of which the Borrower or any Subsidiary is contesting in good faith by appropriate proceedings or (b) the failure to comply with which could not reasonably be expected to result in a Material Adverse Effect.

(b)     Without limiting the generality of the foregoing, the Borrower and its Subsidiaries shall maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.10.     Use of Proceeds.  The proceeds of the Loans will be used only to finance the general corporate purposes of the Borrower and its Subsidiaries (including Refinancing existing Debt, repurchasing capital stock, making capital contributions to Subsidiaries and providing for the liquidity needs of the Borrower and its Subsidiaries).  No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, or any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of applicable Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.11.     Licenses.  The Borrower shall, and shall cause each of its Insurance Subsidiaries to, do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations except for any License the loss of which could not reasonably be expected to have a Material Adverse Effect; provided, that any Insurance Subsidiary may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by the Borrower’s Board of Directors to be in the best interest of the Borrower and could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.12.     Subsidiary Guarantees.  The Borrower will cause each Subsidiary (other than an Excluded Subsidiary) which guarantees any Debt of the Borrower or any Debt of any Subsidiary Guarantor in a principal amount in excess of $30,000,000 to concurrently execute and deliver to the Administrative Agent a Subsidiary Guarantee. The Borrower will, following a written request by the Borrower to the Administrative Agent stating the Borrower's intention to voluntarily add a Subsidiary Guarantor hereunder, cause each such Subsidiary to concurrently execute and deliver to the Administrative Agent a Subsidiary Guarantee.

ARTICLE VI

Negative Covenants

Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent obligations not yet due and payable), the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.     Debt; Certain Equity Securities.

(a)     The Borrower shall not permit any of its Material Subsidiaries that is a Non-Guarantor Subsidiary to, create, incur, assume or permit to exist any Debt, except:

(i)      Debt created under the Credit Documents;

(ii)     Debt existing on the date hereof (as any of the same may be amended, modified, supplemented, or restated from time to time as long as the principal component is not increased (except by amounts of accrued interest, fees, premiums, penalties and expenses incurred in connection with any such amendment, supplement, restatement or modification)) and listed in Schedule 6.01, and any Refinancing thereof so long as the principal component is not increased thereby (except by amounts of accrued interest, fees, premiums, penalties and expenses incurred in connection with any such Refinancing);

(iii)     Debt of any Material Subsidiary owing to and held by the Borrower or any Subsidiary;

(iv)     Guarantees by (x) a Material Subsidiary of Debt of the Borrower, subject to Section 5.12; provided that if such Debt is by its express terms subordinated in right of payment to the obligations of the Borrower under the Credit Documents, any such guarantee of such Subsidiary Guarantor with respect to such Debt shall be subordinated in right of payment to such Subsidiary Guarantor’s Guarantee under the Subsidiary Guarantee substantially to the same extent as such Debt is subordinated to the obligations of the Borrower under the Credit Documents, as applicable, and (y) Material Subsidiaries of Debt incurred by other Subsidiaries not prohibited by the provisions of this Agreement; provided that the aggregate amount of Debt that may be Guaranteed by Material Subsidiaries in reliance on this Section 6.01(iv) shall not exceed $50,000,000 at any time outstanding;

(v)     [reserved];

(vi)     [reserved];

(vii)     Subordinated Debt;

(viii)     [reserved];

(ix)     Debt arising under agreements to maintain a specified net worth of any Insurance Subsidiary, as required by one or more Applicable Insurance Regulatory Authorities;

(x)     Debt (including Capital Lease Obligations, mortgage financings or purchase money obligations), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), plant, equipment or other fixed or capital assets, whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets (in each case, incurred within 180 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement) and all Debt incurred to Refinance any such Debt, in an aggregate principal amount which, when taken together with the principal amount of all other Debt incurred pursuant to this clause (x), will not exceed $10,000,000 at any one time outstanding;

(xi)       Debt incurred by a Material Subsidiary in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, appeal and similar bonds and completion guarantees (not for borrowed money) or security deposits, letters of credit, banker’s guarantees or banker’s acceptances, in each case in the ordinary course of business (including letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business);

(xii)     Debt of Persons outstanding on the date on which such Person becomes a Material Subsidiary or is acquired by, or merged or consolidated with or into, a Material Subsidiary (other than Debt incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided that after giving effect thereto, the Borrower would be in compliance with Section 6.11.

(xiii)     Debt under Hedging Agreements and Swap Contracts; provided, however, that such Hedging Agreements and Swap Contracts are entered into (i) in the ordinary course of business by any Insurance Subsidiary or (ii) to fix, manage or hedge interest rate or currency or commodity exposure of any Material Subsidiary and not for speculative purposes;

(xiv)     Debt arising from agreements of a Material Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Borrower or any business, assets or Equity Interests of a Subsidiary of the Borrower, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(xv)     Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit);

(xvi)     Debt incurred by any Material Subsidiary in connection with third-party insurance premium financing arrangements in the ordinary course of business;

(xvii)     Debt owed to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Material Subsidiaries with such banks or financial institutions that arise in connection with ordinary banking arrangements to provide treasury services or to manage cash balances of the Borrower and the Material Subsidiaries;

(xviii)      guarantees to suppliers or licensors (other than Guarantees of Debt) in the ordinary course of business;

(xix)     Debt in connection with (A) Permitted Transactions entered into by Insurance Subsidiaries, (B) investments made by Insurance Subsidiaries and permitted by the Applicable Insurance Regulatory Authority and (C) investments made by Insurance Subsidiaries and permitted by the investment policy approved by the Board of Directors of the applicable Insurance Subsidiary;

(xx)     [reserved];

(xxi)      Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xxii)     non-recourse Debt of Insurance Subsidiaries incurred in the ordinary course of business (i) existing or arising under Hedging Agreements and Swap Contracts entered into by Insurance Subsidiaries or (ii) resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

(xxiii)     Debt in respect of letters of credit in an amount not to exceed $10,000,000 at any one time outstanding; and

(xxiv)     additional Debt not to exceed $25,000,000 in aggregate principal amount at any time outstanding.

(b)     The Borrower shall not issue Current Redeemable Equity.

SECTION 6.02.     Liens.  The Borrower shall not, and shall not permit any of its Material Subsidiaries to, create or permit to exist any Lien on any property now owned or hereafter acquired by it, except:

(a)     Permitted Liens;

(b)     any Lien on any property of the Borrower or any Material Subsidiary existing on the date hereof and listed in Schedule 6.02; provided, that (A) such Lien shall not apply to any property other than the property subject thereto on the date hereof and (B) such Lien shall secure only those obligations which it secures on the date hereof and any Refinancing thereof that does not increase the principal component thereof (except by accrued interest, fees, premiums, penalties and expenses incurred in connection with any such Refinancing);

(c)     [reserved];

(d)      Liens on property, assets or shares of stock of a Person at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the

Borrower or any Material Subsidiary; provided, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, combination or amalgamation; provided, further, that any such Lien may not extend to any other property owned by the Borrower or any Material Subsidiary;

(e)     Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, mortgage financings, purchase money Debt or other payments incurred to finance, assets or property (other than Equity Interests or other investments) acquired, constructed, improved or leased in the ordinary course of business; provided that, in the case of this clause (e):

(i)      the aggregate principal amount of Debt secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved, plus reasonable fees and expenses of such Person incurred in connection therewith; and

(ii)      such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Borrower or any Material Subsidiary other than such assets or property and assets affixed or appurtenant thereto and the proceeds thereof;

(f)     Liens securing Debt or other obligations of a Material Subsidiary owing to the Borrower;

(g)     Liens in favor of clearing agencies or securities trading exchanges in connection with option derivative transactions arising due to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder;

(h)     Liens in favor of issuers of surety, appeal or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(i)      leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Material Subsidiaries;

(j)     Liens securing Hedging Obligations or Swap Contracts relating to Debt so long as the related Debt is not prohibited by this Agreement and is secured by a Lien on the same property securing such Hedging Obligation or Swap Contracts;

(k)       judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(l)     Liens on specific items of inventory or other goods and proceeds of the Borrower or a Material Subsidiary securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(n)      Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Borrower or any of the Material Subsidiaries in the ordinary course of business;

(o)     Liens on funds of the Borrower or any Subsidiary held in deposit accounts with third party providers of credit card processing, payment services securing credit card charge-back reimbursement and similar cash management obligations of the Borrower or its Subsidiaries;

(p)     Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(q)     Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, including Liens on insurance policies and the proceeds of insurance policies securing Debt incurred by the Borrower or by any Material Subsidiary pursuant to Section 6.01(a)(xvi) to finance the payment of premiums on the insurance policies subject to such Liens;

(r)      customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Debt not prohibited by this Agreement is incurred;

(s)      Liens on any cash earnest money deposit made by the Borrower or any Material Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by this Agreement;

(t)     Liens arising in connection with Cash Equivalents described in clause (d) of the definition of Cash Equivalents;

(u)     Liens in favor of credit card processors granted in the ordinary course of business;

(v)     Liens securing cash management obligations in the ordinary course of business;

(w)     Liens securing cash management obligations and other treasury service obligations (including obligations of the type described in Section 6.01(a)(xvii)) in an aggregate amount not to exceed $5,000,000 at any time outstanding and customary set-off rights in favor of depositary banks;

(x)     Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(y)      any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar arrangement;

(z)     collateral consisting of Cash Equivalents securing Permitted Swap Obligations in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided that, for purposes of this clause (z), in the case of Cash Equivalents described in clauses (e), (f), (g) and (i) of the definition thereof, the one-year maturity limitations set forth in such clauses shall be disregarded;

(aa)     Liens on property of any Foreign Subsidiary securing Debt of such Foreign Subsidiary to the extent such Debt is permitted to be incurred pursuant to Section 6.01(a);

(bb)     Liens securing other obligations in an amount not to exceed $25,000,000 at any time outstanding;

(cc)     any Lien arising out of the Refinancing of any Debt secured by a Lien permitted by any of clause (d) or (e) of this Section; provided, that such Debt is not increased (except by the amount of fees, expenses, accrued interest, penalties and premiums required to be paid in connection with such Refinancing) and is not secured by any additional assets; and

(dd)     Liens on Margin Stock that is held by the Borrower as treasury stock.

SECTION 6.03.     Fundamental Changes.  The Borrower shall not, nor shall it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or dispose of (in one transaction or in a series of related transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, except in connection with a disposition of a Material Subsidiary.

Notwithstanding the foregoing provisions of this Section 6.03,

(a)     any Subsidiary of the Borrower may be merged or consolidated with or into: (A) the Borrower if the Borrower shall be the continuing or surviving corporation or (B) any other Subsidiary; provided, that (i) if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the surviving Person shall be a Wholly-Owned Subsidiary and (ii) if any such transaction shall be between a Subsidiary which is not a Subsidiary Guarantor and a Subsidiary Guarantor, the surviving Person shall be a Subsidiary Guarantor;

(b)     the Borrower or any Subsidiary may merge or consolidate with any other Person so long as (A) the surviving corporation is the Borrower or, if the Borrower is not a party thereto, such Subsidiary, or the surviving Person becomes a Subsidiary, (B) no Default is in existence or would occur after giving effect to such merger, consolidation or acquisition, (C) the business activity engaged in by such other Person would be permitted under Section 6.03(d) hereof if such other Person were a Subsidiary of the Borrower prior to such merger, consolidation or acquisition and (D) after giving effect to such merger, consolidation or acquisition, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Sections 6.11, 6.12 and 6.14 for the most recently ended Fiscal Quarter; and

(c)     any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution would not reasonably be expected to result in a Material Adverse Effect.

The foregoing Section 6.03 shall not prohibit dispositions of Margin Stock that is held as treasury stock by the Borrower.

SECTION 6.04.     [Reserved].

SECTION 6.05.     [Reserved].

SECTION 6.06.     Reinsurance.  The Borrower shall not, nor shall it permit any Insurance Subsidiary to:

(a)     enter into any Reinsurance Agreement in excess of $10,000,000 with any Person other than (i) another Insurance Subsidiary, (ii) any Person for which the most recently published rating by Best is “B++” or higher or, if such Person is not rated by Best, which has a Statutory Surplus (or the equivalent thereof) of not less than $500,000,000, (iii) any Person that posts security under such Reinsurance Agreement in an amount equal to the total liabilities assumed by such Person, through a letter of credit issued by an “authorized bank” (as such term is defined by the Applicable Insurance Regulatory Authority) or a cash collateral deposit or a funds withheld trust as allowed by the Applicable Insurance Regulatory Authority or (iv) any other reinsurers acceptable to the Administrative Agent, provided however, that for purposes of the foregoing clause (ii), any “NA” designation shall not be considered a rating by Best;

(b)     enter into any Reinsurance Agreement or Reinsurance Agreements with Lloyd’s of London if the aggregate amount of reinsurance ceded thereby would exceed 15% of the aggregate premium volume of reinsurance ceded by the Insurance Subsidiaries;

(c)     enter into any Surplus Relief Reinsurance except with another Insurance Subsidiary; provided, that the Insurance Subsidiaries may, so long as in each case the requirements in clause (a) above are satisfied, (i) continue to maintain and from time to time amend, restate, extend or replace the Surplus Relief Reinsurance in effect on the date hereof and described on Schedule 6.06 and (ii) enter into new Surplus Relief Reinsurance arrangements so long as the aggregate amount of any increased amount arising from any amendments, restatements, extensions or replacements undertaken pursuant to clause (i), when added to the amount arising from any new arrangements, does not provide more than $75,000,000 in after-tax surplus relief benefit to the Insurance Subsidiaries; or

(d)     enter into any Reinsurance Agreement or Reinsurance Agreements if such Reinsurance Agreements will result in a 50% or more reduction of annuity deposits in the aggregate for all of the Insurance Subsidiaries, such amount to be calculated on a cumulative basis from January 1, 2016.

SECTION 6.07.     [Reserved].

SECTION 6.08.     Restricted Payments.  The Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless, both immediately before and after giving effect to such Restricted Payment, no Default exists.

SECTION 6.09.     Transactions with Affiliates.  Except as expressly permitted by this Agreement, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) make any investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate); provided, that:

(i)     any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation, fees, insurance and indemnification for his or her services in such capacity,

(ii)     the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Material Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate (or in the case of any management agreement or investment advisory agreement among or between the Borrower and its Insurance Subsidiaries, that is approved by the Applicable Insurance Regulatory Authorities) as determined by the Borrower,

(iii)     the Borrower or any Subsidiary of the Borrower may enter into any transaction with any Subsidiary of the Borrower, and the Borrower or any of its Subsidiaries may enter into guarantees, Hedging Agreements and Swap Obligations, in each case for the benefit of the Borrower or a Subsidiary to the extent otherwise permitted by this Agreement,

(iv)     the Borrower and its Subsidiaries may enter into and perform the Tax Sharing Agreement,

(v)     the Borrower and its Subsidiaries may enter into transactions with Affiliates upon fair and reasonable terms no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or its Subsidiaries,

(vi)     the Borrower and its Subsidiaries may make any (i) Restricted Payment so long as the making of such Restricted Payment is not prohibited by Section 6.08 and (ii) investment in any Person that is an Affiliate of the Borrower solely as a result of the ownership of investments in such Person by the Borrower or any Subsidiary,

(vii)     the Borrower and its Subsidiaries may issue securities, or make other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase capital stock of the Borrower pursuant to restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans or similar plans or agreements or arrangements approved by the Board of Directors of the Borrower or the compensation committee thereof,

(viii)      the Borrower and its Subsidiaries may make loans or advances to, or guaranties of third party loans to, employees, officers or directors of the Borrower or any Subsidiary of the Borrower in the ordinary course of business, in an aggregate amount outstanding at any time not in excess of $2,000,000 (without giving effect to the forgiveness of any such loan),

(ix)     the Borrower and its Subsidiaries may pay reasonable and customary compensation (including fees, benefits, severance, change of control payments and incentive arrangements) to, and employee benefit arrangements, including split-dollar insurance policies, and indemnity or similar arrangements provided on behalf of, directors, officers, employees and agents of the Borrower or any of its Subsidiaries, whether by charter, bylaw, statutory or contractual provisions,

(x)      the Borrower and its Subsidiaries may permit to exist and perform the obligations of the Borrower or such Subsidiary under the terms of any agreement to which the Borrower or any Subsidiary is a party as of or on the Effective Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Effective Date will be permitted to the extent that its terms, taken as a whole, are not more disadvantageous to the Lenders in any material respect, as determined in good faith by the Borrower, than the terms of the agreements in effect on the Effective Date,

(xi)      the Borrower and its Subsidiaries may permit to exist  any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged with or into or consolidated with the Borrower or a Subsidiary, as these agreements may be amended, modified, supplemented, extended or renewed from time to time (so long as any such amendment is not disadvantageous in any material respect to the Lenders, as determined in good faith by the Borrower, when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger) and provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation,

(xii)     this Section 6.09 shall not prohibit insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business,

(xiii)     this Section 6.09 shall not prohibit any issuance or sale of capital stock (other than Current Redeemable Equity) to Affiliates of the Borrower and the granting of registration and other customary rights in connection therewith or any contribution to the capital stock of the Borrower or any Subsidiary,

(xiv)      any transaction with an Affiliate where the only consideration paid by the Borrower or any Material Subsidiary is capital stock of the Borrower (other than Current Redeemable Equity),

(xv)      any transaction entered into by an Insurance Subsidiary for which approval has been received from the Applicable Insurance Regulatory Authority,

(xvi)     [reserved];

(xvii)     this Section 6.09 shall not prohibit any transaction with any Person who is not an Affiliate of the Borrower or of any Subsidiary immediately before the consummation of such transaction that becomes an Affiliate of the Borrower or of any Material Subsidiary as a result of such transaction, and

(xviii)  this Section 6.09 shall not prohibit any purchases by the Borrower’s Affiliates of Debt of the Borrower or any of the Subsidiaries, the majority of which Debt is placed with Persons who are not Affiliates, and payments of principal and interest on such Debt.

SECTION 6.10.     Restrictive Agreements.  The Borrower shall not and shall not permit any of its Material Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of any Material Subsidiary (i) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Material Subsidiary or (ii) to sell, lease or transfer any of its property or assets to the Borrower or any Material Subsidiary, or (b) the ability of the Borrower or any Subsidiary to create or permit to exist any Lien on any of its property to secure obligations under the Credit Documents; provided, that the foregoing shall not apply to restrictions and conditions:

(i)     imposed by applicable law or any applicable rule, regulation, order, permit or grant, including, for the avoidance of doubt, any encumbrance or restriction on any Insurance Subsidiary by any governmental authority having the power to regulate such Insurance Subsidiary;

(ii)     imposed by any Credit Document;

(iii)     in agreements existing on the date hereof and identified on Schedule 6.10 and any Refinancing, amendment, restatement, modification, renewal or supplement, of any such agreement; provided that the restrictions and conditions contained in any such agreement (as so Refinanced, amended, restated, modified, renewed or supplemented) are no less favorable to the Administrative Agent and Lenders;

(iv)     contained in or arising under indentures or debt instruments or other debt arrangements incurred or preferred stock issued by the Borrower or any Material

Subsidiary subsequent to the Effective Date not in violation of Section 6.01; provided that such conditions and restrictions contained in any such indentures, instruments or arrangements will not materially adversely affect the Borrower’s ability to make anticipated principal or interest payments hereunder or are otherwise customary for financings or arrangements of that type (in each case, as determined in good faith by the Borrower);

(v)     (A) contained in or arising under indentures or other debt instruments or other debt arrangements incurred or preferred stock issued by the Borrower or any Material Subsidiary subsequent to the Effective Date pursuant to Section 6.01(a)(ii), (xii), (xiii) and (xviii), (B) with respect to Debt of the Borrower existing on the date hereof, contained in or arising under indentures or other debt instruments or other debt arrangements of the Borrower in effect on the date hereof and any amendments, modifications, supplements, restatements and Refinancings thereof, (C) with respect to Hedging Agreements or Swap Contracts of the Borrower or any Subsidiary Guarantor of the type described in Section 6.01(a)(xiii), contained in or arising under such Hedging Agreements or Swap Contracts or (D) contained or arising in connection with any Reinsurance Agreement or Statutory Reserve Financing or agreement entered into by an Insurance Subsidiary or Special Purpose Subsidiary;  provided  that such encumbrances and restrictions contained in any agreement or instrument will not materially adversely affect the Borrower’s ability to make anticipated principal or interest payments hereunder or are otherwise customary for financings or arrangements of that type (in each case, as determined in good faith by the Borrower);

(vi)     existing with respect to a Person or assets pursuant to an agreement in effect on or before the date on which such Person became a Material Subsidiary or was acquired by, merged into or consolidated with the Borrower or a Material Subsidiary (other than Equity Interests or Debt incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Material Subsidiary or was acquired by, merged into or consolidated with the Borrower or in contemplation of the transaction) or such assets were acquired by the Borrower or any Material Subsidiary;  provided that any such encumbrance or restriction shall not extend to any Person or the assets or property of the Borrower or any other Material Subsidiary other than the Person and its Subsidiaries or the assets and property so acquired and that, in the case of Debt, was permitted to be incurred pursuant to or not prohibited by this Agreement, and any Refinancing, amendment, restatement, modification, renewal, supplement, refunding or replacement of any such agreement; provided that the restrictions and conditions contained in any such agreement are no less favorable to the Administrative Agent and Lenders;

(vii)     contained in agreements relating to the sale of assets, including the sale of all Equity Interests or assets of a Subsidiary pending such sale; provided, that such restrictions and conditions apply only to the equity or assets to be sold and such sale is not prohibited hereunder;

(viii)     on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(ix)     in the case of clauses (a)(ii) and (b), imposed by any agreement relating to secured obligations not prohibited by this Agreement if such restrictions or conditions apply only to the property securing such obligations;

(x)     in leases, subleases, licenses and other contracts entered into in the ordinary course of business;

(xi)     contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Borrower or any of the Material Subsidiaries is a party and entered into in the ordinary course of business;  provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Material Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Material Subsidiary or the assets or property of any other Material Subsidiary;

(xii)     contained in joint venture agreements and other similar agreements;

(xiii)     (A) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Material Subsidiary not otherwise prohibited by this Agreement, (B) contained in mortgages, pledges or other security agreements securing Debt of a Material Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Material Subsidiary, (D) pursuant to customary provisions in any swap or derivative transactions or (E) that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Borrower or any Material Subsidiary in any manner material to the Borrower or such Material Subsidiary;

(xiv)     contained in or arising under any contract, instrument or agreement relating to Debt of any Foreign Subsidiary permitted to be incurred pursuant to Sections 6.01 and 6.02 that imposes restrictions solely on such Foreign Subsidiary and its Subsidiaries; and

(xv) which do not impair the Borrower’s or any Subsidiary’s ability to perform its obligations under this Agreement.

SECTION 6.11.     Maximum Ratio of Debt to Capital.  The Borrower shall not, as of the end of any Fiscal Quarter, permit the ratio of (a) its Adjusted Consolidated Debt as of such Fiscal Quarter-end to (b) its Adjusted Total Capitalization as of such Fiscal Quarter-end to be greater than 0.35 to 1.00.

SECTION 6.12.     Minimum Risk-Based Capital Ratio.  The Borrower shall cause American Equity Life and each other Material Insurance Subsidiary to maintain a Risk-Based Capital Ratio as of the end of any Fiscal Quarter of not less than 275%.

SECTION 6.13.     [Reserved].

SECTION 6.14.     Minimum Statutory Surplus.  At all times after the Effective Date, the Borrower shall cause American Equity Life to maintain a Statutory Surplus in an amount equal to the sum of (i) 80% of the Statutory Surplus of American Equity Life the last day of the Fiscal Quarter ended most recently prior to the Effective Date, plus (ii) 50% of the statutory net income (positive) of American Equity Life for each Fiscal Quarter ending after the Effective Date, plus (iii) 50% of all capital contributed to American Equity Life following the Fiscal Quarter-end immediately preceding the Effective Date.

SECTION 6.15.     [Reserved].

SECTION 6.16.     Lines of Business.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any line or lines of business activity other than the business of owning and operating insurance companies and providing other financial services (including banking and investment advisory services) and businesses related, complementary or incidental thereto (it being understood that the businesses of American Equity Capital, Inc., AERL, L.C., American Equity Advisors, Inc. and American Equity Investment Properties, L.C., to the extent conducted as of the date hereof, are related to the business of owning and operating life insurance companies); provided that at least half of the Borrower’s Consolidated revenues, determined in accordance with GAAP, shall be derived from the business of owning and operating insurance companies (including insurance agencies).

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)     the Borrower shall fail to pay any principal of any Loan when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)     the Borrower shall fail to pay when due any interest on any Loan or any fee or other amount (except an amount referred to in clause (a) above) payable under any Credit Document, and such failure shall continue unremedied for a period of five Business Days;

(c)     any material representation, warranty or certification made or deemed made by or on behalf of the Borrower or any Material Subsidiary in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)     the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.02(a), in Section 5.04 (as to maintenance of existence of the Borrower) or in Article VI;

(e)     the Borrower shall fail to observe or perform any provision of any Credit Document (other than those failures covered by clauses (a), (b), (c) and (d) of this Article VII) and such failure shall continue for 30 days after the delivery of notice of such failure to the Borrower from the Administrative Agent;

(f)     the Borrower or any of its Material Subsidiaries shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of any Material Debt when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise unless such failure to make such payment is cured or waived;

(g)     the Borrower or any of its Material Subsidiaries shall default in the observance or performance of any material term of any Material Debt, if the effect of such default is to cause any Material Debt, or to permit the holder or holders of any Material Debt to cause such Material Debt, to become or declare due and payable prior to its stated maturity (with all notices provided for therein having been given and all grace periods provided for therein having lapsed, such that no further notice or passage of time is required in order for such holders to exercise such right, other than notice of their or its election to exercise such right), and only if such default has not been cured or waived;

(h)     an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)     the Borrower or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)     the Borrower or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)     one or more judgments for the payment of money, not covered by insurance, in an aggregate amount exceeding $40,000,000, after giving effect to any insurance, shall be rendered against the Borrower or any of its Material Subsidiaries and shall remain unpaid, unvacated or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed pending appeal or settlement thereof, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of the Borrower or any of its Subsidiaries to enforce any such judgment;

(l)     an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)     any Subsidiary Guarantee of a Material Subsidiary (or a group of Subsidiaries when taken together (as of the date of the latest audited consolidated financial statements for the Borrower and its consolidated Subsidiaries) would constitute a Material Subsidiary) ceases to be in full force and effect (except as contemplated by the terms of this Agreement and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Material Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee, and the Borrower fails to cause such Subsidiary Guarantor or Subsidiary Guarantors, as the case may be, to rescind such denial or disaffirmation within 30 days after the Borrower obtaining actual knowledge thereof;

(n)     a Change in Control shall occur; or

(o)     any material provision of any Credit Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing;

then, and in every such event (except an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i)

above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and  has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Revolving Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders identified in this Agreement as the “Syndication Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity and none of the Lead Arrangers shall have any right, power, obligation, liability, responsibility or duty under this Agreement in its capacity as such.  Without limiting the foregoing, no such Lender shall have or be deemed to have a fiduciary relationship with any other Lender.  Each Lender hereby makes the same acknowledgments with respect to each such Lender as it makes with respect to the Administrative Agent in the preceding paragraph.

ARTICLE IX

Miscellaneous

SECTION 9.01.     Notices.

(a)     Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(i)     if to the Borrower, to it at 6000 Westown Parkway, West Des Moines, Iowa 50266, Attention of Ted M. Johnson, Chief Financial Officer and Treasurer (Telecopy No. (515) 221-0744; email address tjohnson@american-equity.com);

(ii)     if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 S. Dearborn, Floor L2S, Chicago, Illinois 60603, Attention of Pastell Jenkins (Telecopy No. (844) 490-5665; email address pastell.jenkins@chase.com and jpm.agency.servicing.1@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn, 9th Floor, Suite IL1-0364, Chicago, Illinois 60603, Attention of Ryan Kin (Telecopy No. (312) 325-3190; email address ryan.m.kin@jpmorgan.com); and

(iii)     if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.

(b)     Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to Section 5.01 and other procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its

discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)     Unless the Administrative Agent otherwise prescribes, subject to Section 5.01, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(e)     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on an Electronic System.

(f)     Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty or any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02.     Waivers; Amendments.

(a)     No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan of any Lender or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of such Lender, (iii) postpone the scheduled date of payment of the principal amount of any Loan of any Lender, or any interest thereon, or any fees payable hereunder to any Lender, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment of any Lender, without the written consent of such Lender, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, (v) change any of the provisions of this Section or reduce the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of each Lender under such Facility; provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

(c)     Notwithstanding the foregoing, (i) upon the execution and delivery of all documentation required by Section 2.06(d) to be delivered in connection with an increase to the aggregate Revolving Commitments, the Administrative Agent, the Borrower and the new or existing Revolving Lenders whose Revolving Commitments have been affected may and shall enter into an amendment hereof (which shall be binding on all parties hereto and the new Revolving Lenders) solely for the purpose of reflecting any new Revolving Lenders and their new Revolving Commitments and any increase in the Revolving Commitment of any existing Revolving Lender (for the avoidance of doubt, the consent of the Required Lenders shall not be required to increase the Revolving Commitments pursuant to Section 2.06(d)) and (ii) upon the execution and delivery of all documentation required by Section 2.18 to be delivered in connection with an extension of the Revolving Maturity Date, the Administrative Agent, the Borrower, the Extending Lenders and any New Lenders may enter into an amendment hereof solely for the purpose of reflecting any New Lenders and the change in the Revolving Maturity

Date (for the avoidance of doubt, the consent of the Required Lenders shall not be required to extend the Revolving Maturity Date pursuant to Section 2.18).

SECTION 9.03.     Expenses; Indemnity; Damage Waiver.

(a)     The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by (x) the Administrative Agent and the Lead Arrangers, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and the Lead Arrangers in each applicable jurisdiction, in connection with the initial syndication of the credit facilities provided for herein incurred on or about the Effective Date and (y) the Administrative Agent associated with the preparation and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, if an Event of Default exists; provided that pursuant to this clause (ii) the Borrower will be responsible for the fees and expenses of one counsel in each applicable jurisdiction for the Lenders (in addition to counsel for the Administrative Agent) except to the extent that the applicable Lenders determine that a conflict of interest requires separate counsel.

(b)     The Borrower shall indemnify the Administrative Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of counsel (limited to one counsel in each applicable jurisdiction for the Indemnitees (in addition to counsel for the Administrative Agent) except to the extent the applicable Indemnitees determine that a conflict of interest requires separate counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any of the following: (i) the execution or delivery of this Agreement, the other Credit Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee, (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a material breach of the obligations under the Credit Documents by such

Indemnitee pursuant to a claim by the Borrower or (z) result from a dispute solely among Indemnitees (not arising as a result of any act or omission by the Borrower or any of its Subsidiaries) other than claims against the Administrative Agent or the Lead Arrangers, each in its capacity as such, or in fulfilling its role as the Administrative Agent or a Lead Arranger.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)     To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)     To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Credit Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)     To the extent permitted by applicable law, the Lenders shall not assert, and hereby waive, any claim against the Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Credit Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this paragraph (e) shall limit the Borrower’s indemnity obligations under this Section 9.03 in respect of any claims made by third parties for any special, indirect, consequential or punitive damages.

(f)     All amounts due under this Section shall be payable not later than five Business Days after written demand therefor.

SECTION 9.04.     Successors and Assigns.

(a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i)     Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than Ineligible Institutions) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A)     the Borrower (such consent not to be unreasonably withheld), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and

(B)     the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or all or any portion of a Term Loan to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment or a Term Loan, as applicable, immediately prior to giving effect to such assignment.

(ii)     Assignments shall be subject to the following additional conditions:

(A)     except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class and under any facility, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and integral multiples of $1,000,000 in excess thereof unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B)     each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 payable by the assignor or the assignee upon the effectiveness thereof; and

(D)     the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more “credit contacts” to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Subsidiaries and affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)     Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)     The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)     Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.15(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)     Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.     Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.12, 2.14, 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.     Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.     Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Credit Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(A)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B)    THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(C)     THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(D)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 9.10.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.     Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) provided that such Affiliates and other Persons are not insurance companies, (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Credit Documents or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the

Borrower; provided that such source is not bound by a confidentiality agreement with the Borrower known to the Administrative Agent or the applicable Lender, as applicable.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that (x) such source is not bound by a confidentiality agreement with the Borrower known to the Administrative Agent or the applicable Lender, as applicable, and (y) in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In the case of clauses (b) and (c), the disclosing party shall give notice of such disclosure to the Borrower (except in the case of bank examinations) to the extent not prohibited by any requirement of law or court order.

EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS ACKNOWLEDGE THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, UNLESS SPECIFICALLY PROHIBITED BY APPLICABLE LAW OR COURT ORDER, EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH OF THEIR RESPECTIVE AFFILIATES SHALL, PRIOR TO DISCLOSURE THEREOF, NOTIFY THE BORROWER OF ANY REQUEST FOR DISCLOSURE OF ANY SUCH NON-PUBLIC INFORMATION BY ANY GOVERNMENTAL AUTHORITY OR REPRESENTATIVE THEREOF (OTHER THAN ANY SUCH REQUEST IN CONNECTION WITH AN EXAMINATION OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR SUCH AFFILIATE BY SUCH GOVERNMENTAL AGENCY) OR PURSUANT TO LEGAL PROCESS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS SUBSIDIARIES AND AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN

MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13.     Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.     USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

SECTION 9.15.     Acknowledgements.  The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Borrower and the Lenders is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Credit Documents, irrespective of whether the Lenders have advised or are advising the Borrower on other matters, and the relationship between the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lenders, on the one hand, and the Borrower, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor does the Borrower rely on, any fiduciary duty to the Borrower or its Affiliates on the part of the Lenders, (c) the Borrower is capable of evaluating and understanding, and the Borrower understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Credit Documents, (d) the Borrower has been advised that the Lenders are engaged in a broad range of transactions that may involve interests that differ from the Borrower’s interests and that the Lenders have no obligation to disclose such interests and transactions to the Borrower, (e) the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent the Borrower has deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Credit Documents, (f) each Lender has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Affiliates or any other Person, (g) none of the Lenders has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated by this Agreement or the other Credit Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender and the Borrower or any such Affiliate and (h) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

SECTION 9.16.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, as Borrower

By:	/s/ Ted M. Johnson
	Name:	Ted M. Johnson
	Title:	Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Ryan M. Kin
	Name:	Ryan M. Kin
	Title:	Vice President

SUNTRUST BANK, individually and as Syndication Agent

By:	/s/ Paula Mueller
	Name:	Paula Mueller
	Title:	Director

CITIBANK, N.A., individually and as Co-Documentation Agent

By:	/s/ John Modin
	Name:	John Modin
	Title:	Managing Director and Vice President

ROYAL BANK OF CANADA, individually and as Co-Documentation Agent

By:	/s/ Brij Grewal
	Name:	Brij Grewal
	Title:	Authorized Signatory

BANKERS TRUST COMPANY, as a Lender

By:	/s/ Jon Doll
	Name:	Jon Doll
	Title:	Vice President

West Bank, as a Lender

By:	/s/ Kevin J. Smith
	Name:	Kevin J. Smith
	Title:	Sr. Vice President

Schedule 2.01

Commitments

Lender	Revolving Commitment	Term Commitment
JPMorgan Chase Bank, N.A.	$35,500,000.00	$32,000,000.00
SunTrust Bank	$35,500,000.00	$32,000,000.00
Citibank, N.A.	$30,000,000.00	$15,000,000.00
Royal Bank of Canada	$24,000,000.00	$16,000,000.00
West Bank	$15,000,000.00	$5,000,000.00
Bankers Trust Company	$10,000,000.00	$0.00
	$150,000,000.00	$100,000,000.00

Schedule 3.07

Borrower’s Subsidiaries

Subsidiary	State of Incorporation	Material Subsidiary?
American Equity Investment Life Insurance Company	Iowa	Yes
American Equity Investment Life Insurance Company of New York	New York	No
Eagle Life Insurance Company	Iowa	No
American Equity Investment Service Company	Iowa	No
American Equity Investment Properties, L.C.	Iowa	No
American Equity Capital, Inc.	Iowa	No
American Equity Capital Trust I	Iowa	No
American Equity Capital Trust II	Iowa	No
American Equity Capital Trust III	Iowa	No
American Equity Capital Trust IV	Iowa	No
American Equity Capital Trust V	Iowa	No
American Equity Capital Trust VI	Iowa	No
American Equity Capital Trust VII	Iowa	No
American Equity Capital Trust VIII	Iowa	No
American Equity Capital Trust IX	Iowa	No
American Equity Capital Trust X	Iowa	No
American Equity Capital Trust XI	Iowa	No
American Equity Capital Trust XII	Iowa	No
AERL, L.C.	Iowa	No
American Equity Advisors, Inc.	Iowa	No

Schedule 6.01

Existing Debt

None.

Schedule 6.02

Existing Liens

None.

Schedule 6.06

Ceded Reinsurance

Treaty	Reinsurer	Description
2013 Hannover Reinsurance Treaty	Hannover Life Reassurance Company
Yearly renewable term reinsurance agreement covering 45.6% of waived surrender charges related to penalty free partial withdrawals, deaths and Lifetime Income Benefit Rider (LIBR) payments and also LIBR payments greater than the fund value of the underlying contracts on certain business

Schedule 6.10

Restrictive Agreements

None.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_________________________

2.	Assignee:	_________________________

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	American Equity Investment Life Holding Company

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

___________________________________
1           Select as applicable.

5.
Credit Agreement:  The Credit Agreement, dated as of September 30, 2016 among American Equity Investment Life Holding Company, as Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest:

Facility Assigned2	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned3	Percentage Assigned of Commitment/Loans4
	$	$	%
	$	$	%
	$	$	%

Effective Date: _________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire5 in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

___________________________________
2           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Loans”, etc.)

3           Cannot be less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, unless the assignment is to a Lender, Affiliate, Approved Fund or for the entire remaining amount of the Assignor’s commitment or Loan of any class.

4           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5           An Administrative Questionnaire is not required if assignee is a Lender.

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]6 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

[Consented to:]7

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Title:

___________________________________
6           To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

7           To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT B

FORM OF BORROWING NOTICE

______________, 20__

To:	JPMorgan Chase Bank, N.A., as Administrative Agent 10 S. Dearborn St. Floor L2 Chicago, IL 60606

The undersigned, American Equity Investment Life Holding Company (the “Borrower”), refers to the Credit Agreement, dated as of [     ], 2016 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.  The Borrower hereby irrevocably requests a Borrowing, pursuant to Section 2.03 of the Credit Agreement, as follows:

(i)     The Type of Borrowing requested is a [Revolving] [Term] Borrowing.

(ii)     The aggregate principal amount of the requested Borrowing is $________.

(iii)     The Business Day on which the Borrower requests the Borrowing to be made is ___________________, 20__.

(iii)     The requested Borrowing is a[n] [Eurodollar] [ABR] Borrowing.

(iv)     If a Eurodollar Borrowing, the Interest Period for the requested Borrowing is ____ [one, two, three or six] months.

(v)     The requested Borrowing shall be funded to Borrower’s account no. ____________________, located at ____________________.

Very truly yours,

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Name:
Title:

EXHIBIT C-1

REVOLVING NOTE

$___,000,000	[ ], 2016

American Equity Investment Life Holding Company, an Iowa corporation (the “Borrower”), promises to pay to ________________ (the “Lender”) the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Revolving Maturity Date.

The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Revolving Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of September 30, 2016 (which, as it may be amended, restated, amended and restated or modified and in effect from time to time, is herein called the “Credit Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent; reference to the Credit Agreement is hereby made for a statement of the terms and conditions governing this Revolving Note, including the terms and conditions under which this Revolving Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

This Revolving Note is to be governed by and construed and enforced in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Revolving Note by its duly authorized officer.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Name:
Title:

EXHIBIT C-2

TERM NOTE

$___,000,000	[ ], 2016

American Equity Investment Life Holding Company, an Iowa corporation (the “Borrower”), promises to pay to ________________ (the “Lender”) the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Term Loans in full on the Term Maturity Date.

The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Term Loan and the date and amount of each principal payment hereunder.

This Term Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of September 30, 2016 (which, as it may be amended, restated, amended and restated or modified and in effect from time to time, is herein called the “Credit Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent; reference to the Credit Agreement is hereby made for a statement of the terms and conditions governing this Term Note, including the terms and conditions under which this Term Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

This Term Note is to be governed by and construed and enforced in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Term Note by its duly authorized officer.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Name:
Title:

EXHIBIT D-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  _____________________ __, 20[  ]

EXHIBIT D-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  _____________________ __, 20[  ]

EXHIBIT D-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of direct or indirect its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  _____________________ __, 20[  ]

EXHIBIT D-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  _____________________ __, 20[  ]

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

___________________, 20__

Reference is made to the Credit Agreement, dated as of September 30, 2016 (the “Credit Agreement”), among American Equity Investment Life Holding Company (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.  The undersigned hereby certifies, in his or her capacity as a Financial Officer of the Borrower, as follows:

(i)     Enclosed herewith is a copy of the [annual audited/quarterly] financial statements of the Borrower as at ___________________  (the “Computation Date”), which statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the Computation Date on a consolidated basis in accordance with GAAP [, subject to the absence of footnotes].

(ii)     No Default has occurred and is continuing as of the date of this Certificate [or if a Default has occurred and is continuing, specify the details of the Default and any action taken or proposed to be taken with respect thereto].

(iii)     The computations set forth on the schedule attached hereto correspond to the ratios and/or financial restrictions contained in Sections 6.11, 6.12 and 6.14 of the Credit Agreement and such computations are true and correct as at the Computation Date.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Print Name:
Title:

Schedule to Compliance Certificate
Dated as of __________________*

A. Section 6.11 - Maximum Ratio of Debt to Capital
1. Adjusted Consolidated Debt	$__________
Adjusted Total Capitalization:
2. Total Capitalization	$__________
3. Accumulated Other Comprehensive Loss	$__________
4. Accumulated Other Comprehensive Income	$__________
5. (2) plus (3) or (2) minus (4), as applicable	$__________
6. Ratio of (1) to (5)	______ to 1
7. Maximum allowed	0.35 to 1.00
8. In Compliance:	Yes/No
B. Section 6.12 - Minimum Risk-Based Capital Ratio
1. Total Adjusted Capital	$__________
2. Authorized Control Level Risk-Based Capital	$__________
3. Item (2) multiplied by two (2)	$__________
4. Ratio of (1) to (3)	___%
5. Minimum allowed	275%
6. In Compliance:	Yes/No
C. Section 6.14 - Minimum Statutory Surplus
Statutory Surplus of American Equity Life as of date of determination	$__________
Minimum Required:	$__________
___________________________________
*
The descriptions of the calculations set forth in this certificate are sometimes abbreviated for simplicity, but are qualified in their entirety by reference to the full text of the calculations provided in the Credit Agreement.

1. Eighty percent (80%) of the Statutory Surplus of American Equity Life as of the last day of the Fiscal Quarter ended most recently prior to the Effective Date	$__________
2. Fifty percent (50%) of the statutory net income (positive) of American Equity Life for each Fiscal Quarter ending after the Effective Date	$__________
3. Fifty percent (50%) of all capital contributed to American Equity Life following the Fiscal Quarter-end immediately preceding the Effective Date	$__________
4. Sum of (1), (2) and (3)	$__________
5. In Compliance:	Yes/No